CARDINAL HEALTH [LOGO]


                                                           7000 Cardinal Place
                                                           Dublin, OH 43017
NEWS RELEASE


                                                           www.cardinal.com

                                                           FOR IMMEDIATE RELEASE


Media Contact:    David Verbraska
                  614-757-3690

Investor Contact: Stephen Fischbach
                  614-757-7067


      CARDINAL HEALTH CHAIRMAN FOCUSES ON COMPANY'S STRONG GROWTH AT ANNUAL
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    SHAREHOLDERS' MEETING; BOARD OF DIRECTORS DECLARES FIRST QUARTER DIVIDEND
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DUBLIN, OHIO, NOVEMBER 6, 2002 - Robert D. Walter, chairman and CEO of Cardinal
Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, expressed confidence in the company's continued growth at the annual meeting of shareholders held today at corporate headquarters. The company's board of directors also declared today a regular quarterly dividend of $0.025 per common share, without par value. The dividend, which is the company's 73rd consecutive regular quarterly dividend, is payable on January 15, 2003 to shareholders of record on January 1, 2003.

"Cardinal Health continues to outperform the market and its competitors because of our innovative products and services, successful integration of these unique offerings, and the strength of our customer partnerships," Walter told shareholders. "Cardinal Health expects to continue to benefit from attractive health care market economics as demand for our products and services increases. We hold leading positions in all the health care businesses we operate and will build on that competitive strength to increase the broad value we offer customers."

"The financial momentum of last year continued strongly into the first quarter of fiscal 2003," noted Walter. "By serving our customers well, we achieved record first quarter revenues, earnings, and returns on sales and committed capital. At the same time we generated superior cash flow while continuing to invest in the future. We are positioned for another outstanding year."

In other business, shareholders re-elected five board members to three-year terms. Those board members are J. Michael Losh, retired chairman of Metaldyne Corporation; John B. McCoy, chairman of the Board of Corillian Corporation; Michael D. O'Halleran, president and chief operating officer of Aon Corporation; Jean G. Spaulding, M.D., trustee of The Duke Endowment; and Matthew D. Walter, chief executive officer of Bound Tree Medical, LLC.


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CHAIRMAN FOCUSES ON STRONG GROWTH AT SHAREHOLDERS' MEETING; BOARD DECLARES
DIVIDEND
PAGE 2


About Cardinal Health
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Cardinal Health, Inc. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health companies develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 49,000 people on five continents and produces annual revenues of more than $44 billion. Cardinal Health is ranked #23 on the current Fortune 500 list and was named one of the "The World's Best" companies by Forbes magazine in 2002.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships, changes in the distribution outsourcing patterns for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statements.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Syncor International Corporation in connection with the proposed merger, and their interests in the solicitation, is set forth in a Schedule 14A filed by Syncor on June 14, 2002 with the SEC. Cardinal Health has filed a registration statement on Form S-4 in connection with the transaction, and Syncor is mailing a definitive proxy statement/prospectus to its stockholders in connection with the transaction. Investors and security holders of Syncor are urged to read the definitive proxy statement/prospectus because it contains important information about Cardinal Health, Syncor and the transaction. A free copy of the definitive proxy statement/prospectus may be obtained from Cardinal Health or Syncor or at the SEC's Web site at www.sec.gov. Information regarding the interests of Syncor's officers and directors in the transaction is included in the definitive proxy statement/prospectus. In addition to the registration statement on Form S-4 filed by Cardinal Health in connection with the transaction, and the definitive proxy statement/prospectus mailed to the stockholders of Syncor in connection with the transaction, each of Cardinal Health and Syncor file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549. Investors should call the SEC at 1-800/SEC-0330 for further information. The reports, statements and other information filed by Cardinal Health and Syncor with the SEC are also available for free at the SEC's Web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Cardinal Health or Syncor. The proxy statement/prospectus contains important information that should be read carefully by investors before making any voting or investment decision.


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